                                                                     EXHIBIT 8.1

                          Opinion of Latham & Watkins

                                October 15, 1999

KILROY REALTY CORPORATION
2250 East Imperial Highway, Suite 1200
El Segundo, California 90245

     Re: Kilroy Realty Corporation

Ladies and Gentlemen:

   We have acted as tax counsel to Kilroy Realty Corporation, a Maryland corporation (the "Company"), in connection with the sale of up to 207,649 shares of $.01 par value common stock of the Company pursuant to the registration statement filed with the Securities and Exchange Commission (the "Commission") on Form S-3 on October 15, 1999, as amended (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement").

   You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of the securities described above in connection with the Registration Statement. This opinion is based on various factual assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company, Kilroy Realty, L.P. (the "Operating Partnership") and their subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company, the Operating Partnership and their subsidiaries with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). With respect to matters of Maryland law, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, dated October 15, 1999.

   In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer's Certificate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

   We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

   Based on such facts, assumptions and representations, it is our opinion that:

   1. The statements in the Registration Statement set forth under the caption "Material Federal Income Tax Considerations" are, subject to the limitations set forth therein, the material federal income tax considerations relevant to purchasers of the Company's common stock pursuant to the Registration Statement; and

   2. Commencing with the Company's taxable year ending December 31, 1997, the Company has been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

KILROY REALTY CORPORATION
October 15, 1999
Page 2

   No opinion is expressed as to any matter not discussed herein.

   This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Material Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Latham & Watkins

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